Exhibit 99.1
FOR IMMEDIATE RELEASE
Emdeon Reports Fourth Quarter and Full Year 2009 Results
•	9.5% Revenue Growth Over Fourth Quarter 2008

•	17.0% Increase in Adjusted EBITDA Over Fourth Quarter 2008
NASHVILLE, Tenn. (March 16, 2010) — Emdeon (NYSE: EM), a leading provider of healthcare revenue and payment cycle management solutions, today announced financial results for the fourth quarter and full year ended December 31, 2009, as summarized below:

(In millions, except per share amounts)	4Q09	4Q08	FY09	FY08
Revenue	$238.6	$217.9	$918.4	$853.6
Net Income	$4.7	$4.2	$14.0	$11.9
Net Income per share (diluted)	$0.03	$0.04	$0.12	$0.12
Non-GAAP Adjusted EBITDA	$62.6	$53.5	$240.3	$205.2
Non-GAAP Adjusted Net Income per fully diluted share	$0.20	$0.17	$0.87	$0.66
Non-GAAP fully diluted shares	121.0	106.1	112.6	105.5
Fourth quarter revenue was $238.6 million, an increase of 9.5%, compared to $217.9 million for the same period in the prior year. GAAP operating income for the fourth quarter of 2009 was $26.5 million compared to $23.3 million for the same period last year. Excluding the impact of equity compensation, operating income for the fourth quarter of 2009 would have been $30.4 million compared to $21.6 million for the prior year period.
Fourth quarter Adjusted EBITDA grew 17.0% to $62.6 million, or 26.2% of revenue, from Adjusted EBITDA of $53.5 million, or 24.6% of revenue, in the comparable period last year. GAAP net income (before noncontrolling interest) for the fourth quarter of 2009 was $4.7 million compared to GAAP net income of $4.2 million for the same period last year. GAAP net income per diluted share for the fourth quarter of 2009 was $0.03 as compared to $0.04 in the same period last year. GAAP net income (before noncontrolling interest) for the fourth quarter of 2009 increased as compared to the prior year period primarily from business growth, partially offset by increased equity compensation expense and income taxes. GAAP net income per diluted share for the fourth quarter of 2009 as compared to the prior year period was affected by the same factors, as well as increased income taxes and other expenses in the fourth quarter of 2009 that were applicable only to the controlling interest of Emdeon Inc. Adjusted Net Income per fully diluted share for the fourth quarter of 2009 was $0.20 compared to $0.17 for the same period last year.
For the year ended December 31, 2009, revenue was $918.4 million, an increase of 7.6%, compared to $853.6 million for 2008. GAAP operating income for 2009 was $101.0 million compared to $91.3 million for the prior year. Excluding the impact of equity compensation, operating income for 2009 would have been $126.4 million compared to $95.4 million for 2008.
Adjusted EBITDA grew to $240.3 million, or 26.2% of revenue, from Adjusted EBITDA for 2008 of $205.2 million, or 24.0% of revenue. For 2009, GAAP net income (before noncontrolling interest) was $14.0 million compared to GAAP net income of $11.9 million in 2008. GAAP net income per diluted share for both years was $0.12. GAAP net income (before noncontrolling interest) and GAAP net income per diluted share for 2009 as compared to 2008 were impacted by the same factors affecting the fourth quarter GAAP results as described above.

Adjusted net income per fully diluted share for 2009 was $0.87 compared to $0.66 for 2008.
“Emdeon delivered another quarter and year of solid financial results, despite a challenging economic environment,” said George Lazenby, Emdeon’s chief executive officer. “All of our businesses are performing well and we are especially pleased with the continued momentum in payment distribution, revenue cycle management and ePrescribing. We are also seeing early success with our strategic growth areas including payment integrity and ePayment.”
Lazenby continued, “Today we announced the execution of a definitive agreement to acquire Healthcare Technology Management Services (HTMS), a management consulting company primarily focused on the healthcare payer market. This acquisition will move Emdeon into the healthcare information technology consulting arena and further position us as a strategic partner to our customers. Emdeon’s new consulting services will help our customers navigate this period of intense change — ARRA, HITECH, 5010/D.0, ICD-10 and the new HIPAA privacy and security requirements — not to mention the uncertainty of healthcare reform. This transaction builds upon our recent strategic acquisitions, such as FutureVision Technologies, The Sentinel Group and eRx Network, to expand the breadth and scope of our product and service offerings.”
Commenting on 2010, Lazenby said, “We are excited by the progress we see in each of our businesses and confident that Emdeon is well positioned for growth as a result of the investments we continue to make in our network, product and service offerings and brand.”
At December 31, 2009, Emdeon’s cash and cash equivalents totaled $212.0 million. Total long-term debt under Emdeon’s credit facilities was $856.4 million, before unamortized debt discount of $53.3 million.
A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
Financial Outlook
Emdeon currently anticipates its annual revenue, Adjusted EBITDA and Adjusted Net Income per fully diluted share for 2010 to be as follows:
•	2010 revenue to be between $1.0 to $1.06 billion

•	2010 Adjusted EBITDA to be between $266 to $278 million

•	2010 Adjusted Net Income per fully diluted share to be between $0.90 to $0.94 using a weighted average share count of 122.4 million[1]
Notice of Conference Call and Webcast
Emdeon will conduct a conference call/webcast for investors and institutional analysts on Tuesday, March 16, 2010 at 5:00 pm Eastern Time/4:00 pm Central Time to discuss Emdeon’s financial results.
To access Emdeon’s live conference call and webcast, dial 800-901-5231 (617-786-2961 for international calls) using conference code 46314135 or visit the Investors section of Emdeon’s website: www.emdeon.com. Please go to the website at least 15 minutes prior to the event to register, download and install any necessary audio/video software to access the webcast. For those unable to listen to the live broadcast, conference call replay will be available for one week following the conference call by calling 888-286-8010 (617-801-6888 for international calls) using conference code 52858153. A webcast replay will also be archived on Emdeon’s website for at least 30 days following the conference call.
About Emdeon
Emdeon (NYSE: EM) is a leading provider of revenue and payment cycle management solutions, connecting payers, providers and patients in the U.S. healthcare system. Emdeon’s product and service offerings integrate and automate key business and administrative functions of its payer and provider customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of products and services, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle process. For more information, visit www.emdeon.com.
Forward-Looking Statements
Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not

[1]	The weighted average share count used for the 2010 financial outlook is higher than 2009 weighted average share count of 112.6 million due to the full year impact of the Class A common stock issued in connection with the August 2009 initial public offering, as well as estimates of (i) Class A common stock options and restricted stock units granted under the Emdeon Equity Incentive Plan during the first quarter of 2010 and (ii) shares of Class A common stock to be issued in connection with the HTMS acquisition.

limited to: effects of competition, including competition from entities that are customers for certain of Emdeon’s products and services; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its products and services to existing customers and to continue to generate revenue and maintain profitability by developing and successfully deploying new or updated products and services; pricing pressures on Emdeon’s products and services; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Registration Statement on Form S-1 and the accompanying prospectus thereto, as filed with the Securities and Exchange Commission (the “SEC”), as well as Emdeon’s periodic and other reports filed with the SEC.
You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
# # #
Contacts:
Investor Relations
Tommy Lewis
615.932.3235
tlewis@emdeon.com

Emdeon Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except share and per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Revenue	$238,560	$217,933	$918,448	$853,599
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	144,788	136,140	562,867	541,563
Development and engineering	9,503	7,596	33,928	28,625
Sales, marketing, general and administrative	28,555	21,903	113,701	91,212
Depreciation and amortization	28,270	25,885	105,321	97,864
Loss on abandonment of leased properties	933	3,081	1,675	3,081

Operating income	26,511	23,328	100,956	91,254
Interest income	—	(32)	(75)	(963)
Interest expense	17,921	21,818	70,246	71,717
Other	(519)	—	(519)	—

Income before income tax provision	9,109	1,542	31,304	20,500
Income tax provision (benefit)	4,416	(2,635)	17,301	8,567

Net income	4,693	4,177	14,003	11,933
Net income attributable to noncontrolling interest	1,552	82	4,422	2,702

Net income attributable to Emdeon Inc.	$3,141	$4,095	$9,581	$9,231

Net income per share Class A common stock:
Basic	$0.03	$0.05	$0.12	$0.12

Diluted	$0.03	$0.04	$0.12	$0.12

Weighted average common shares outstanding:
Basic	90,322,841	77,413,610	82,459,169	74,775,039

Diluted	90,322,841	100,000,000	82,525,002	100,000,000

Emdeon Inc.
Condensed Consolidated Balance Sheets
(unaudited and amounts in thousands, except share amounts)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$211,999	$71,478
Accounts receivable, net of allowance for doubtful accounts of $4,433 and $4,576 at December 31, 2009 and 2008, respectively	151,022	144,149
Deferred income tax assets	4,924	2,285
Prepaid expenses and other current assets	16,632	21,137

Total current assets	384,577	239,049
Property and equipment, net	152,091	136,038
Goodwill	703,027	646,851
Intangible assets, net	989,280	971,001
Other assets, net	1,451	7,340

Total assets	$2,230,426	$2,000,279

Liabilities and equity
Current liabilities:
Accounts payable	$9,910	$805
Accrued expenses	72,493	79,513
Deferred revenues	12,153	12,056
Current portion of long-term debt	9,972	17,244

Total current liabilities	104,528	109,618
Long-term debt, excluding current portion	830,710	807,986
Deferred income tax liabilities	145,914	159,811
Tax receivable agreement obligations to related parties	142,044	—
Other long-term liabilities	27,361	44,711
Commitments and contingencies
Equity:
Preferred stock (par value $0.00001), 25,000,000 shares authorized and 0 shares issued and outstanding	—	—
Class A common stock (par value, $0.00001), 400,000,000 shares authorized and 90,423,941 and 77,413,610 shares outstanding at December 31, 2009 and 2008, respectively	1	1
Class B common stock, exchangeable, (par value, $0.00001), 52,000,000 shares authorized and 24,752,955 and 22,586,390 shares outstanding at December 31, 2009 and 2008, respectively	—	—
Additional paid-in capital	730,941	670,702
Accumulated other comprehensive loss	(11,198)	(23,195)
Retained earnings	33,704	24,123

Emdeon Inc. equity	753,448	671,631
Noncontrolling interest	226,421	206,522

Total equity	979,869	878,153

Total liabilities and equity	$2,230,426	$2,000,279

Emdeon Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited and amounts in thousands)

	Year Ended December 31,
	2009	2008
Operating activities
Net income	$14,003	$11,933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,321	97,864
Equity compensation expense	25,415	4,145
Deferred income tax benefit	(1,248)	(4,140)
Amortization of debt discount and issuance costs	11,947	9,954
Amortization of discontinued cash flow hedge from other comprehensive loss	7,970	9,745
Change in fair value of interest rate swap (not subject to hedge accounting)	—	(12,714)
Loss on abandonment of leased properties	1,675	3,081
Loss on disposal of fixed assets	17	177
Other	(519)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,571)	(19,409)
Prepaid expenses and other	4,945	(12,049)
Accounts payable	4,731	(9,159)
Accrued expenses and other liabilities	(9,329)	3,119
Due to HLTH Corporation	—	(797)
Deferred revenues	95	1,585
Tax receivable agreement obligations to related parties	299	—

Net cash provided by operating activities	162,751	83,335

Investing activities
Purchases of property and equipment	(48,292)	(27,971)
Payments for acquisitions, net of cash acquired	(76,250)	(21,061)
Purchase of Emdeon Business Services, net of cash acquired	—	(306,260)
Proceeds from sale of office supplies business	1,300	—

Net cash used in investing activities	(123,242)	(355,292)

Financing activities
Proceeds from initial public offering	147,964	—
Repurchase of Class A common stock	(1,586)	—
Repurchase of Units of EBS Master LLC	(5,373)	—
Debt principal and sublicense obligation payments	(29,203)	(7,550)
Payment of debt issuance costs	(359)	—
Proceeds from revolver	—	10,000
Payments on revolver	(10,200)	—
Capital contributions from stockholders	203	307,615
Distribution to stockholders	(434)	(317)

Net cash provided by financing activities	101,012	309,748

Net increase in cash and cash equivalents	140,521	37,791
Cash and cash equivalents at beginning of period	71,478	33,687

Cash and cash equivalents at end of period	$211,999	$71,478

Segment Information
(unaudited and amounts in thousands)

	For the Three Months Ended December 31, 2009					For the Three Months Ended December 31, 2008
				Corporate &					Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$47,165	$—	$—	$—	$47,165	$45,309	$—	$—	$—	$45,309
Payment services	55,552	—	—	—	55,552	49,352	—	—	—	49,352
Patient statements	—	67,086	—	—	67,086	—	67,733	—	—	67,733
Revenue cycle management	—	40,287	—	—	40,287	—	38,010	—	—	38,010
Dental	—	7,823	—	—	7,823	—	7,653	—	—	7,653
Pharmacy services	—	—	20,647	—	20,647	—	—	9,876	—	9,876
Inter-segment revenue	468	110	—	(578)	—	57	470	—	(527)	—

Net revenue	103,185	115,306	20,647	(578)	238,560	94,718	113,866	9,876	(527)	217,933
Costs and expenses:
Cost of operations	65,379	73,236	6,721	(548)	144,788	60,112	74,533	1,925	(430)	136,140
Development and engineering	3,505	4,011	1,987	—	9,503	3,019	3,543	1,034	—	7,596
Sales, marketing, general and administrative	5,342	7,643	2,608	12,962	28,555	4,559	7,587	968	8,789	21,903
Loss on abandonment of leased properties	—	45	—	888	933	—	—	—	3,081	3,081

Segment contribution (1)	$28,959	$30,371	$9,331	$(13,880)	54,781	$27,028	$28,203	$5,949	$(11,967)	49,213

Depreciation and amortization					28,270					25,885
Interest income					—					(32)
Interest expense					17,921					21,818
Other income					(519)					—

Income before income tax provision					$9,109					$1,542

	For the Year Ended December 31, 2009					For the Year Ended December 31, 2008
				Corporate &					Corporate &
	Payer	Provider	Pharmacy	Eliminations	Consolidated	Payer	Provider	Pharmacy	Eliminations	Consolidated
Revenue from external customers
Claims management	$184,605	$—	$—	$—	$184,605	$179,930	$—	$—	$—	$179,930
Payment services	211,985	—	—	—	211,985	191,874	—	—	—	191,874
Patient statements	—	274,390	—	—	274,390	—	266,233	—	—	266,233
Revenue cycle management	—	155,112	—	—	155,112	—	144,904	—	—	144,904
Dental	—	31,513	—	—	31,513	—	31,591	—	—	31,591
Pharmacy services	—	—	60,843	—	60,843	—	—	39,067	—	39,067
Inter-segment revenue	902	1,498	—	(2,400)	—	355	2,117	—	(2,472)	—

Net revenue	397,492	462,513	60,843	(2,400)	918,448	372,159	444,845	39,067	(2,472)	853,599
Costs and expenses:
Cost of operations	253,473	294,700	16,668	(1,974)	562,867	242,950	292,844	7,612	(1,843)	541,563
Development and engineering	12,677	15,294	5,957	—	33,928	10,472	14,015	4,138	—	28,625
Sales, marketing, general and administrative	25,803	31,978	8,047	47,873	113,701	23,286	30,475	3,864	33,587	91,212
Loss on abandonment of leased properties	—	45	—	1,630	1,675	—	—	—	3,081	3,081

Segment contribution (1)	$105,539	$120,496	$30,171	$(49,929)	206,277	$95,451	$107,511	$23,453	$(37,297)	189,118

Depreciation and amortization					105,321					97,864
Interest income					(75)					(963)
Interest expense					70,246					71,717
Other income					(519)					—

Income before income tax provision					$31,304					$20,500

(1)	Segment contribution has been reduced (increased) by equity-based compensation expense (benefit) of $3,916, ($1,668), $25,415, and $4,145 for the three months ended December 31, 2009 and December 31, 2008 and for the year ended December 31, 2009 and December 31, 2008, respectively. Segment contribution without such equity-based compensation expense (benefit) would have been $58,697, $47,545, $231,692 and $193,263 for the three months ended December 31, 2009 and December 31, 2008 and for the year ended December 31, 2009 and December 31, 2008, respectively.

Explanation of Non-GAAP Financial Measures
Emdeon’s management team believes that in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These items result from facts and circumstances that vary in frequency and/or impact continuing operations. In addition, management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and, in the case of Adjusted EBITDA, as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.
In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).
In this release, Emdeon defines Adjusted Net Income as the sum of (i) GAAP net income, (ii) EBITDA Adjustments, (iii) non-cash interest expense and (iv) depreciation and amortization expense resulting from adjustments of assets to fair value in connection with acquisition accounting, less income taxes computed based on a normalized income tax rate. Emdeon defines Adjusted Net Income per fully diluted share as the quotient of Adjusted Net Income and weighted average shares outstanding, assuming all potentially dilutive securities are fully dilutive and outstanding shares from their date of grant or issuance.
To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of GAAP net income and GAAP net income per diluted share to the applicable non-GAAP measures of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per fully diluted share. These non-GAAP measures, as Emdeon defines them, may not be similar to non-GAAP measures used by other companies.
Management uses Adjusted EBITDA and Adjusted Net Income per fully diluted share to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes these non-GAAP measures assist Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because they remove where applicable, the impact of Emdeon’s capital and organizational structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operations.
Emdeon also presents Adjusted EBITDA and Adjusted Net Income per fully diluted share on a forward-looking basis as part of its Financial Outlook for 2010. Emdeon is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingent payments relating to past and possible future acquisitions, changes in the fair value of Emdeon’s interest rate swap agreement and the effect on income taxes of these and other items attributable to Emdeon’s organizational structure, which are difficult to estimate and primarily dependent on future events.

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited and amounts in thousands)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Net income	$4,693	$4,177	$14,003	$11,933
Interest expense, net	17,921	21,786	70,171	70,754
Income tax provision (benefit)	4,416	(2,635)	17,301	8,567
Depreciation and amortization	28,270	25,885	105,321	97,864

EBITDA	55,300	49,213	206,796	189,118

Equity-based compensation	3,916	(1,668)	25,415	4,145
Purchase accounting adjustments	209	834	1,398	5,579
IPO-related transaction costs	—	450	1,513	750
Facilities consolidation costs	1,326	3,984	2,541	4,758
Acquisition and divestiture related costs	2,068	709	2,840	804
Tax receivable agreements change in estimate	299	—	299	—
Non-operating gain	(519)	—	(519)	—

EBITDA Adjustments	7,299	4,309	33,487	16,036

Adjusted EBITDA	$62,599	$53,522	$240,283	$205,154

Emdeon Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income
(unaudited and amounts in thousands)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Net income	$4,693	$4,177	$14,003	$11,933
Income tax provision (benefit)	4,416	(2,635)	17,301	8,567
EBITDA Adjustments	7,299	4,309	33,487	16,036
Non-cash interest expense	5,108	5,190	19,918	6,983
Depreciation and amortization resulting from acquisition method adjustments	19,458	18,775	76,444	70,735

Adjusted net income before income taxes	40,974	29,816	161,153	114,254
Normalized income tax provision	16,185	11,777	63,655	45,130

Adjusted Net Income	$24,789	$18,039	$97,498	$69,124

Emdeon Inc.
Reconciliation of Diluted Net Income Per Diluted Share of Class A Common Stock to
Adjusted Net Income Per Fully Diluted Share(1)
(unaudited)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008
Diluted net income per share Class A common stock	$0.03	$0.04	$0.12	$0.12
Impact of assuming full dilution of all outstanding equity instruments for the period	0.00	(0.01)	0.01	0.00
Adjustments on a per share basis:
Income tax provision (benefit)	0.04	(0.02)	0.15	0.08
EBITDA Adjustments	0.06	0.04	0.30	0.15
Non-cash interest expense	0.04	0.05	0.18	0.07
Depreciation and amortization resulting from acquisition method adjustments	0.16	0.18	0.68	0.67

Adjusted net income before income taxes	0.33	0.28	1.44	1.09
Normalized income tax provision	0.13	0.11	0.57	0.43

Adjusted Net Income per fully diluted share	$0.20	$0.17	$0.87	$0.66

(1)	The calculation of Adjusted Net Income per fully diluted share assumes the following equity-based instruments were fully converted into Class A common stock on their date of issuance:

	(shares in thousands)
	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
Weighted average of:	2009	2008	2009	2008
Class A shares outstanding	90,323	77,414	82,459	74,775
Class B shares outstanding	24,753	24,749	25,039	27,277
Restricted stock units outstanding	639	924	859	905
Options to purchase Class A shares outstanding	5,247	3,060	4,254	2,525

Shares assumed in Adjusted Net Income per fully diluted share calculation	120,962	106,147	112,611	105,482